UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2024

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600
Palm Beach Gardens, FL 33408
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 7, 2024, Dycom Industries, Inc. (the “Company”) appointed Kevin M. Wetherington as the Company’s Executive Vice President and Chief Operating Officer.

Prior to joining the Company, Mr. Wetherington, 55, was employed as Chief Health, Safety, Environment, Security and Quality Officer for Baker Hughes Company, a global energy technology company. Mr. Wetherington held various other senior positions with Baker Hughes Company starting in 2010, including as President, North America Region from 2017 to 2019, a period where it was a GE company and this region had 7,500 employees and $6 billion in annual revenue. Prior to his time with Baker Hughes Company, he served in senior positions with Weatherford International plc, a multinational oil services company, from 2005 until 2010, including as Director, North America from 2009 to 2010. Mr. Wetherington has also held various positions with Precision Drilling Corporation, the Energy Services Division and International Contract Drilling Division of which were acquired by Weatherford International plc in 2005, as well as with Schlumberger NV. Mr. Wetherington holds a Bachelor of Science degree in Mechanical Engineering from the University of Florida.

On October 7, 2024, the Company entered into an employment agreement with Mr. Wetherington (the “Employment Agreement”) whereby Mr. Wetherington will serve as Executive Vice President and Chief Operating Officer of the Company.

The term of the Employment Agreement commences on October 7, 2024 and continues for three years, with automatic one-year extensions thereafter, unless a timely notice of non-renewal is delivered by either party; provided that, if there is a “change in control” of the Company at any time, the term of the Employment Agreement will automatically be for two years from the date of the change in control unless Mr. Wetherington’s employment under the Employment Agreement terminated earlier pursuant to its terms.

During the term of the Employment Agreement, the Company will provide Mr. Wetherington with the following compensation and benefits: (i) an annual base salary of $725,000; (ii) an annual bonus in an amount determined in the sole discretion of the Company, with a target bonus opportunity of 90% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company; (iv) on or about the effective date of the Employment Agreement (the “Grant Date”) an award of time-based restricted stock units with an aggregate grant date fair value equal to $1,000,000 (based on the average closing price of the Company’s stock on the New York Stock Exchange for the 45-day trading period immediately preceding the Grant Date) and with a vesting schedule of 25% annually on each of the first four anniversaries of the Grant Date, subject to Mr. Wetherington’s continued employment through the applicable vesting dates; (v) eligibility to participate in all employee benefit plans or programs of the Company; and (vi) expense reimbursement for reasonable out-of-pocket expenses in furtherance of the Company’s business in accordance with the Company’s expense reimbursement policy.

If the Company terminates Mr. Wetherington’s employment for “cause,” he will not be entitled to any severance payments, other than accrued benefits. In the event that the Company terminates his employment without cause during the employment term, but prior to a change in control of the Company, Mr. Wetherington will be entitled to (i) a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (a) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (b) 90% of his base salary for the fiscal year of his separation from service (the “Severance Benefits”) and (ii) continued participation in the Company’s health and welfare plans until the earliest of (a) two years following his termination of employment by the Company without cause or (b) Mr. Wetherington obtaining other employment and becoming eligible to participate in the health and welfare plans of his new employer (or a cash payment in lieu of if participation is not permitted) (the “Continued Health Benefits”). The Severance Benefits will be payable in substantially equal monthly installments over the 24-month period following such termination or resignation.

If the Company terminates Mr. Wetherington’s employment without cause or Mr. Wetherington resigns his employment for good reason on or following a change in control of the Company, Mr. Wetherington will be entitled to (i) the Severance Benefits and (ii) a pro rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (x) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (y) the annual bonus for the fiscal year of his separation from service based on performance through the separation date, multiplied by a fraction equal to the number of days employed during the year divided by 365. These amounts will be payable in a single lump sum within five days following such termination or resignation. Mr. Wetherington will also receive the Continued Health Benefits. In addition, all outstanding equity awards held by Mr. Wetherington at the time of his resignation of employment with the Company for good reason or his termination of employment by the Company without cause on or following a change in control will fully and immediately vest with performance-based awards vesting at target.

If any severance payment or other payments due to Mr. Wetherington would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Wetherington will receive either (i) the full amount of the payments or (ii) the greatest amount of the payments such that no portion is subject to the excise tax (taking into account Mr. Wetherington’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Payment of severance under the Employment Agreement is generally contingent upon Mr. Wetherington’s execution and delivery of a general waiver and release of claims against the Company. Mr. Wetherington is subject to a five-year confidentiality covenant and non-competition and non-solicitation covenants for one-year following his separation from service. Mr. Wetherington is also subject to an assignment of inventions and developments agreement.

The Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Employment Agreement or Mr. Wetherington’s employment with the Company.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Mr. Wetherington does not have any family relationship with any of the Company’s executive officers or directors and is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Wetherington, effective October 7, 2024, Daniel S. Peyovich stepped down as the Company’s Chief Operating Officer. Mr. Peyovich will continue as the Company’s President, and, as previously disclosed, will become the Company’s Chief Executive Officer on November 30, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement by and between Dycom Industries, Inc. and Kevin M. Wetherington, dated as of October 7, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2024

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary